EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180974 on Form S-3 of our report dated November 22, 2010, relating to the statements of operations, changes in shareholders’ deficit, and cash flows of SPDR® Gold Trust for the year ended September 30, 2010, appearing in this Annual Report on Form 10-K of SPDR® Gold Trust for the year ended September 30, 2012.

/s/  Deloitte & Touche LLP

New York, New York

November 28, 2012